Exhibit 99.1

Company Contact: David Boyle Tel: 510.601.2000 investor@bionovo.com

Bionovo Files Registration Statement for Offering of Convertible Preferred Stock and Warrants

EMERYVILLE, Calif. – February 29, 2012 -- Bionovo, Inc. (OTC Link Platform: BNVI.PK) has recently filed a registration statement on Form S-1 with the Securities and Exchange Commission (File No. 33-179429) to register the offering of an aggregate of up to $25 million in convertible preferred stock and warrants to purchase shares of common stock. The convertible preferred stock to be issued in this offering shall be senior in rank to all shares of common stock of the Company and all other capital stock of the Company with respect to the preferences as to dividends and other distributions, amortization and redemption payments and payments upon a liquidation event. The offering is structured to be funded in four tranches subject to certain closing conditions.

The prompt completion of this offering is critical to the continued operation of Bionovo throughout 2012. The Company intends to use the net proceeds from this offering to partially finance our Phase 3 clinical trial for our leading drug candidate, Menerba™, and for general corporate purposes, including capital improvements for manufacturing capacity, working capital and other Menerba non-clinical and clinical trials.

Cowen and Company LLC is acting as the exclusive placement agent for this offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet been declared effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus which is a part of such registration statement. When available, a copy of the prospectus may be obtained by eligible investors from their Cowen and Company sales representative, or from the offices of Cowen and Company, LLC c/o Broadridge Financial Services., 1155 Long Island Avenue, Edgewood, NY,11717, Attn: Prospectus Department. Phone (631) 274-2806 / Fax (631) 254-7140.

About Bionovo, Inc.

Bionovo, Inc. is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer; markets with significant unmet needs and billions in potential annual revenue. The Company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the OTCQB under the symbol, "BNVI". For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations, hopes, beliefs, intentions, or strategies regarding future developments and their potential effects on the company. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. There can be no assurance that future developments will be those that the company has anticipated. The forward-looking statements contained in this press release include, but are not limited to, those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such forward-looking statements involve known and unknown risks uncertainties, including risks and uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks, uncertainties and other factors are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is providing the information in this press release only as of the date hereof and is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.